Exhibit 10.55

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is agreed to and entered into as of February 24, 2009 (“Effective Date”), by and among Phoenix Delaware Acquisition, Inc. (“PDA”), Phoenix Footwear Group, Inc. (“PFG”), The Paradise Shoe Company, LLC (“Paradise”), Tommy Bahama Group, Inc. f/k/a Viewpoint International, Inc. (“TBG”) and Sensi USA, Inc. (“Sensi”). PDA, PFG, Paradise, TBG, and Sensi are referred to herein, from time to time, as the “Parties.”

WHEREAS, PDA is a wholly owned subsidiary of PFG;

WHEREAS, Paradise is a limited liability company of which TBG and Sensi are the sole members;

WHEREAS, PDA, PFG, Paradise, TBG, and Sensi are parties to an Asset Purchase Agreement dated August 3, 2005 (the “Asset Purchase Agreement”) pursuant to which PDA purchased all of Paradise’s assets other than certain excluded assets (the “Acquisition”) and assumed certain liabilities and obligations of Paradise, all as more particularly specified in the Asset Purchase Agreement;

WHEREAS, in connection with the Asset Purchase Agreement, PDA, PFG, Paradise, TBG, and Sensi executed a Holdback Agreement dated August 3, 2005 (the “Holdback Agreement”);

WHEREAS, disputes and disagreements have arisen among the Parties in connection with the Asset Purchase Agreement and the Holdback Agreement, including disputes and disagreements relating to payment of the “Holdback Amount” (as defined in the Holdback Agreement) and disputes and disagreements relating to claims, alleged Losses (as defined in the Asset Purchase Agreement) and indemnification demands asserted by PDA and PFG against Paradise, TBG and/or Sensi (collectively, the “Disputes”); and

WHEREAS, without admitting any allegations of the other Party, the Parties to this Settlement Agreement wish to resolve their differences and to mutually settle and dispose of the Disputes in accordance with the terms and conditions set forth in this Settlement Agreement.

NOW, THEREFORE, for good and valuable consideration, including the mutual promises, releases, covenants and conditions herein contained, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. PFG and PDA shall pay a total of One Hundred Thousand Dollars ($100,000) (the “Settlement Amount”) as set forth in this paragraph. The Settlement Amount shall be payable in two installments of Fifty Thousand Dollars ($50,000) each, with the first installment to be paid on or before March 20, 2009 and the second installment to be paid on or before May 19, 2009. All payments of the Settlement Amount shall be made by check made payable to Sensi USA, Inc. and sent to the attention of David Rauch, Esq., Snell & Wilmer LLP, One Arizona Center, Phoenix, Arizona 85004-2202.

2. Paradise, TBG and Sensi (collectively, the “Paradise Releasors”) each hereby releases and forever discharges PFG and PDA and their respective parent corporations, subsidiaries, members and affiliates, and all of their respective predecessors, assigns, successors in interest, and past, present and future officers, directors, employees, agents, shareholders, managers, owners, attorneys, insurers, and heirs (collectively, the “Phoenix Releasees”) from any and all claims, complaints, suits, damages, actions, causes of action, losses, expenses, fees including attorneys’ fees and/or demands whatsoever (collectively, “Claims”) that Paradise, TBG or Sensi now has or may in the future have arising under or relating to the Disputes, the Asset Purchase Agreement, the Acquisition or the Holdback Agreement (other than Claims arising from breach of this Settlement Agreement).

3. PFG and PDA (the “Phoenix Releasors”) each hereby releases and forever discharges Paradise, TBG and Sensi and their respective parent corporations, subsidiaries, members and affiliates, and all of their respective predecessors, assigns, successors in interest, and past, present and future officers, directors, employees, agents, shareholders, managers, owners, attorneys, insurers, and heirs (collectively, the “Paradise Releasees”) from any Claims that PFG or PDA may now have or may in the future have arising under or relating to the Disputes, the Asset Purchase Agreement, the Acquisition or the Holdback Agreement (other than Claims arising from breach of this Settlement Agreement).

4. The respective releases set forth in Paragraph 2 and Paragraph 3 of this Settlement Agreement are each intended to be a general release of all Claims described in such paragraph, known or unknown, assertable as the case may be by any of the Paradise Releasors against any of the Phoenix Releasees or by any of the Phoenix Releasors against any of the Paradise Releasees, existing as of the date of this Settlement Agreement. As of the Effective Date of this Settlement Agreement, each of the Phoenix Releasors and each of the Paradise Releasors hereby expressly waives and releases any and all provisions, rights, and benefits conferred by Section 1542 of the California Civil Code, which reads:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor[;]”

or by any law of any state or territory of the United States or of any other jurisdiction, or principle of common law, which is similar, comparable, or equivalent to Section 1542 of the California Civil Code. A Phoenix Releasor or Paradise Releasor may hereafter discover facts other than or different from those which it knows or believes to be true with respect to the claims which are the subject matter of this Settlement Agreement, but each of the Phoenix Releasors and Paradise Releasors hereby expressly waives and fully, finally, and forever settles and releases, upon execution of this Settlement Agreement by the Parties, any known or unknown, suspected or unsuspected, contingent or non-contingent claim with respect to the subject matter of the provisions of Paragraph 2 or Paragraph 3 of this Settlement Agreement as the case may be, whether or not concealed or hidden, without regard to the subsequent discovery of the existence of such different or additional facts.

5. Each of the Parties hereto specifically represents and confirms that it (i) has reviewed this Settlement Agreement; (ii) is fully aware of its contents and legal effects; (iii) has been independently advised by counsel of its choice with respect to this Settlement Agreement and all matters embraced by it; and (iv) through its undersigned representatives indicated below is fully authorized to execute this Settlement Agreement.

6. PDA and PFG are jointly and severally liable for payment of the Settlement Amount.

7. Execution of this Settlement Agreement or the furnishing of the consideration provided for by this Settlement Agreement shall not be deemed as an admission of liability or wrongdoing on the part of any Party.

8. Each Party severally represents and warrants (a) that it is duly formed, validly existing and in good standing under the jurisdiction of its organization, (b) that it has the power and authority to execute this Settlement Agreement and carry out the obligations and undertakings contained in this Settlement Agreement and (c) that it has not assigned, transferred, or purported to assign or transfer to any person, corporation, or other legal entity not a party hereto, either voluntarily or involuntarily, any claim, cause of action, or right, which constitutes any part of the Claims released under this Settlement Agreement.

9. This Settlement Agreement represents the entire understanding and agreement between the Parties with regard to the matters set forth herein and shall be binding upon and inure to the benefit of the Parties and their executors, administrators, personal representatives, heirs, successors and assigns. For the avoidance of doubt, this Settlement Agreement does not release any Claims between TBG and PDA and PFG arising under the Trademark License Agreement between PDA and TBG dated August 3, 2005, as amended, the Trademark License Agreement between PFG and TBG dated December 9, 2008, as amended, or the Product Purchase Agreement between PFG, PDA and TBG dated on or about the date hereof.

10. This Settlement Agreement is governed and construed under the law of the State of Delaware.

11. This Settlement Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all Parties. To expedite completion of the terms of this Settlement Agreement, the Parties agree that facsimile signatures shall be binding, pending receipt of the original signatures on the executed Settlement Agreement.

12. IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be executed by their authorized representatives as of the date set forth herein.

PHOENIX DELAWARE ACQUISITION, INC.	PHOENIX FOOTWEAR GROUP, INC.

By:	By:

Title:	Title:

Date:	Date:

SENSI USA, INC.	TOMMY BAHAMA GROUP, INC.

By:	By:

Title:	Title:

Date:	Date:

THE PARADISE SHOE COMPANY, LLC

By and Through Its Members:

By Tommy Bahama Group, Inc.

Name:

Title:

Date:

By Sensi USA, Inc.

Name:

Title:

Date:

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